August 14, 2006

James D. Carreker
8117 Preston Road, Suite 690W
Dallas, Texas 75225

Re:	Mutual Release; Benefits Participation; EMPLOYEE AWARD AGREEMENT Non-Qualified and Incentive Stock Options pursuant to THE BOMBAY COMPANY, INC. 1996 LONG-TERM INCENTIVE STOCK PLAN

Dear Jim:

The Bombay Company, Inc. (“Bombay”) and you have discussed the exercise and expiration of award provision in Section 5 of your Employee Award Agreement of Non-Qualified and Incentive Stock Options pursuant to The Bombay Company, Inc. 1996 Long-Term Incentive Stock Plan effective June 3, 2003, June 3, 2004 and June 7, 2005 (collectively the “Award Agreements”, and each individually an “Award Agreement”). Bombay and you have mutually acknowledged that the non-qualified and incentive stock options awarded under the Award Agreements, if not exercised prior to your termination of employment with Bombay, shall expire and become null and void in accordance with the Award Agreements’ original terms upon the expiration of three months after you cease to be employed by Bombay or any of its subsidiaries.

1. Limited Amendment. Bombay, in exchange for your release of claims as set forth below, has agreed to amend the Award Agreements to grant you an additional period of time within which to exercise the non-qualified and incentive stock options awarded under each Award Agreement, provided that such amendment will be made in accordance with the guidance provided in proposed Treasury Regulation §1.409A-1(b)(5)(v)(c), so that the amendment does not cause the Award Agreements to become subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Accordingly, this letter amends each Award Agreement effective August 14, 2006, for the sole and exclusive purpose of deleting the first sentence of Section 5 thereof and substituting in lieu thereof, the following:

“This Award, if not exercised, shall expire and become null and void on December 3, 2006, provided, however, that any option to purchase ISO Shares that Employee elects to exercise more than three (3) months after such termination shall be a Non-Qualified Option.”

Bombay and you have further agreed that this amendment shall have no force or effect should you revoke acceptance of this letter agreement as provided below.

2. Benefits Participation. Bombay, as additional consideration for your release of claims as set forth below, has also agreed to allow you (and your eligible dependents) to continue to participate in all of Bombay’s medical, dental and vision programs that were being provided to you (and your eligible dependents) immediately prior to the end of your employment contract with Bombay in accordance with the terms of Bombay’s benefits plans, as such may be amended from time to time. In the event you (and your eligible dependents) elect such continuation coverage, Bombay agrees to provide such coverage until the earlier of (i) the date 24 months after your contract expired; or (ii) the date of your death. You understand and agree that you shall be solely responsible for paying the entire cost of the COBRA-equivalent premiums for such continuation coverage. Further, nothing in this letter agreement shall prevent Bombay from amending, modifying or terminating its benefit plans in a manner that affects employees of Bombay generally.

3. Non-Disparagement. Bombay and you each agree that neither party will make any statements calculated to be derogatory or harmful to the other or its officers, directors or employees, nor take any action calculated to be harmful to the business or affairs of the other.

4. Release by James D. Carreker. In consideration of Bombay’s promises and obligations under this letter agreement including, without limitation, the extension of your exercise period under the Award Agreements and continuation of your medical, dental and vision coverage, you, James D. Carreker, on behalf of yourself, your heirs, executors, successors and assigns hereby irrevocably and unconditionally RELEASE, WAIVE, AND FOREVER DISCHARGE Bombay and all of its parents, divisions, subsidiaries and affiliates, and their present and former agents, employees, officers, directors, partners, stockholders, successors and assigns (hereinafter collectively “Bombay Releasees”) from any and all claims, demands, actions and causes of action, and all liability whatsoever, whether known or unknown, fixed or contingent, which you have or may have against any Bombay Releasee as a result of your compensation, employment by, or contractual relationship as an employee of Bombay, up to the date of execution of this letter agreement. This letter agreement includes but is not limited to claims relating to the Award Agreements and tax consequences relating thereto, and all claims at law or equity or sounding in contract (express or implied) or tort arising under federal, state or local laws prohibiting age, sex, race, national origin, disability, religion, veteran or any other forms of discrimination (including but not limited to Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act, as well as applicable state fair employment practices laws), claims arising under the Fair Labor Standards Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, or any other legal and equitable claims regarding your employment with Bombay, the continuation of employment, compensation, entitlement to additional severance, or the expiration or termination of your employment agreement with Bombay.

5. Release by Bombay. In consideration of your release of the Bombay Releasees under paragraph 4 of this letter agreement, Bombay, on its own behalf and on behalf of its divisions and subsidiaries, and their present and former agents, officers, directors, partners, stockholders, successors and assigns, hereby irrevocably and unconditionally RELEASES, WAIVES, AND FOREVER DISCHARGES you, James D. Carreker, and your heirs, executors, successors and assigns (solely in their capacities as potential claimants through you) (hereinafter collectively “Carreker Releasees”) from any and all claims, demands, actions and causes of action, and all liability whatsoever, whether known or unknown, fixed or contingent, which Bombay has or may have against any Carreker Releasee as a result of your compensation, employment by, or contractual relationship as an employee of Bombay, up to the date of execution of this letter agreement, which arise out of actions taken by you while employed with Bombay and acting in good faith, and which conduct you had no reasonable cause to believe was unlawful, fraudulent, a breach of fiduciary duty, or illegal.

6. Enforcement of this Letter Agreement. Notwithstanding paragraphs 4 and 5 above, each party hereto (but no third party) shall be entitled to enforce the terms and provisions of this letter agreement.

7. Not An Admission of Wrongdoing. This letter agreement shall not in any way be construed as an admission by either party of any acts of wrongdoing, violation of any statute, law or legal or contractual right.

8. Voluntary Execution of the Agreement. The parties represent and agree that (a) they have had an opportunity to review all aspects of this letter agreement, (b) they fully understand all the provisions and are voluntarily entering into this letter agreement, and (c)they have not transferred or assigned to any person or entity any claim covered by such party’s release contained herein.

9. Knowing and Voluntary Waiver. By your free and voluntary act of signing below, you (i) acknowledge that you have been given a period of twenty-one (21) days to consider whether to agree to the terms contained herein, (ii) acknowledge that you have been advised to consult with an attorney prior to executing this letter agreement, (iii) acknowledge that you understand that this letter agreement specifically releases and waives all rights and claims you may have under the Age Discrimination in Employment Act, as amended prior to the date on which you sign this letter agreement, and (iv) agree to all of the terms of this letter agreement and intend to be legally bound thereby.

10. Governing Law. This letter agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas. The parties agree that the language of this letter agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, either of the parties. Venue for any litigation arising from this letter agreement shall be in a court of competent jurisdiction in Tarrant County, Texas.

11. Counterparts. This letter agreement may be executed in counterparts, each of which when executed and delivered (which deliveries may be by facsimile) shall be deemed an original and all of which together shall constitute one and the same instrument.

Please sign this letter agreement in the space provided below, and return the signed original letter to Bombay (care of Mr. Michael Veitenheimer), to confirm your agreement with the terms of this letter agreement.

[Remainder of Page Intentionally Left Blank]

THE BOMBAY COMPANY, INC.

By: /s/MICHAEL J. VEITENHEIMER
Name: Michael J. Veitenheimer
Title:  Senior Vice President and General Counsel

Subscribed and sworn to by Michael J. Veitenheimer before the undersigned Notary Public, on August 14, 2006.

/s/ALLISON R. JOHNSON
Notary Public
My Commission Expires:

July 8, 2009

MY SIGNATURE BELOW SUBSTANTIATES THAT I HAVE READ THE ABOVE LETTER AGREEMENT AND RELEASE AND AGREE AND CONSENT TO THE TERMS AND CONDITIONS IN IT.

Witness my hand on August 14, 2006:

/s/JAMES D. CARREKER
James D. Carreker

Subscribed and sworn to by James D. Carreker before the undersigned Notary Public, on August 14, 2006.

/s/MARTHA ROGERS
Notary Public
My Commission Expires:

January 11, 2009